Exhibit 99.1

Crexendo Announces First Quarter 2020 Results

PHOENIX, AZ—(Marketwired – May 5, 2020)

Crexendo, Inc. (OTCQX: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the first quarter ended March 31, 2020.

Financial highlights:

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Total revenue increased 11% year-over-year to $3.9 million.
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UCaaS service revenue increased 18% year-over-year to $3.3 million.
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GAAP net income was $140,000.
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Non-GAAP net income was $275,000.

Financial Results

Consolidated total revenue for the first quarter of 2020 increased 11% to $3.9 million compared to $3.5 million for the first quarter of 2019.

Consolidated service revenue for the first quarter of 2020 increased 16% to $3.5 million compared to $3.0 million for the first quarter of 2019.

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Cloud Telecommunications Segment UCaaS service revenue for the first quarter of 2020 increased 18% to $3.3 million compared to $2.8 million for the first quarter of 2019.
●
Web Services Segment service revenue for the first quarter of 2020 decreased 12% to $156,000, compared to $178,000 for the first quarter of 2019.

Consolidated product revenue for the first quarter of 2020 decreased 22% to $379,000 compared to $484,000 for the first quarter of 2019.

Consolidated operating expenses for the first quarter of 2020 increased 13% to $3.7 million compared to $3.3 million for the first quarter of 2019.

The Company reported net income of $140,000 for the first quarter of 2020, or $0.01 per basic and diluted common share, compared to $239,000 or $0.02 per basic and diluted common share for the first quarter of 2019.

Non-GAAP net income was $275,000 for the first quarter of 2020, or $0.02 per basic and diluted common share, compared to a non-GAAP net income of $343,000 or $0.02 per basic and diluted common share for the first quarter of 2019.

EBITDA for the first quarter of 2020 was $284,000 compared to $263,000 for the first quarter of 2019. Adjusted EBITDA for the first quarter of 2020 was $389,000 compared to $354,000 for the first quarter of 2019.

Total cash, cash equivalents, and restricted cash at March 31, 2020 was $3.5 million compared to $4.3 million at December 31, 2019.

Cash used for operating activities for the first quarter of 2020 was ($288,000) compared to $294,000 provided by operating activities for the first quarter of 2019. Cash used for investing activities for the first quarter of 2020 was ($528,000) compared to no investing activities for the first quarter of 2019. Cash provided by financing activities for the first quarter of 2020 was $71,000 compared to cash used for financing activities of ($49,000) for the first quarter of 2019.

Steven G. Mihaylo, Chief Executive Officer commented, “I am incredibly pleased with our results and particularly pleased with our commitment to our customers. We at Crexendo take our responsibility as a regulated utility providing essential services very seriously. We realize that to most of our customers we are their communication lifeline, and that has never been more apparent than in this current COVID-19 time. When we started this year, we obviously did not know the world would literally be rocked and everything we planned for would change. As you know, we took the FCC’s "Keep Americans Connected Pledge" and agreed not to disconnect any Crexendo customer's business or residential phone service for non-payment during, or until at least the middle of May. It is possible that some of our customers may have a hard time making payments, we also believe that some of our customers may reduce their operations or even cease operations entirely; some customers have deferred expenditures of new or additional systems. This is the situation we and many others are facing. The results we achieved are particularly impressive with these unprecedented headwinds. I think our results are a testament to our products, services and team. Our core business continues to grow. Of particular note is what is perhaps our most important metric, UCaaS service revenue for the first quarter of 2020 increased 18% to $3.3 million compared to $2.8 million for the first quarter of 2019. I am also extremely pleased that we continue to be profitable on both a GAAP and Non-GAAP basis. This continues our sequential profitability.”

Mihaylo added, "We have had additional expenses in Q1 2020 as compared to Q1 2019 as we have increased investments in the business which we must do in order to accelerate future growth. We are however carefully reviewing our expenses every day to make sure we are strong fiduciaries of shareholder money. We believe our business is uniquely positioned to withstand the economic uncertainties in this period. We also believe that the effects of COVID-19 on our business will be short term and that as economic conditions start to improve, we will strongly capitalize on the new business order of people working remotely for the long term. Our products are designed and completely effective in allowing seamless transition from office to home and back. I continue to be extremely optimistic about our future and I am overly excited about our long-term growth and strong balance sheet.”

Doug Gaylor, President and Chief Operating Officer, stated, “The Crexendo suite of services are what every business needs at this time. Our services allow people to quickly and seamlessly alter their communication patterns to meet their immediate needs. We have tremendous incentives for new customers to join us and Ride the Cloud® including Up to 4 free months of service for new customers, waiving activation fees for new customers, free collaboration licenses that include screen sharing and videoconferencing for new and existing customers and free mobile applications and softphone applications for new and existing customers. We are working hard every day to make sure our existing and new customers can continue to communicate to help them survive during this economic upheaval”.

Conference Call The Company is hosting a conference call today, May 5, 2020 at 5:30 PM EST. The dial-in number for domestic participants is 844-369-8770 and 862-298-0840 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until May 12, 2020 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 34306.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being incredibly pleased with the results and commitment to its customers;(ii) providing essential services that most of its customers use as their communication lifeline; (iii) when we starting this year not knowing everything planned for would change; (iv) finding that some of its customers are having a hard time making payments having some customers reduce their operations or cease operations entirely and having some customers defer expenditures of new or additional systems; (v) finding that its results are particularly impressive with the current economic and world headwinds; (vi) increased its investments in the business which must be done to accelerate future growth; (vii) carefully reviewing expenses every day to make sure it is a strong fiduciaries of shareholder money; (viii) being uniquely positioned to withstand the economic uncertainties and that the effects of COVID-19 on its business will be short term; (ix) will strongly capitalize on the new business order of people working remotely for the long term when economic conditions begin to improve; (x) products being designed and being completely effective in allowing seamless transition from office to home and back; (xi) being extremely optimistic about its future and its long-term growth and strong balance sheet; (xii) suite of services being what every business needs at this time; (xiii) having tremendous incentives for new customers; and (xiv) working hard every day to make sure its existing and new customers can continue to communicate with their customers and help them survive this economic upheaval.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2019, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except par value and share data)
	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$3,435	$4,180
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $17
as of March 31, 2020 and $14 as of December 31, 2019	437	380
Contract assets	28	22
Inventories	229	382
Equipment financing receivables	171	143
Contract costs	386	379
Prepaid expenses	464	141
Income tax receivable	1	4
Total current assets	5,251	5,731

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as of March 31, 2020 and December 31, 2019	3	6
Long-term equipment financing receivables, net	635	561
Property and equipment, net	2,610	155
Operating lease right-of-use assets	1	51
Intangible assets, net	435	465
Goodwill	272	272
Contract costs, net of current portion	449	436
Other long-term assets	156	106
Total Assets	$9,812	$7,783

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$53	$86
Accrued expenses	1,497	1,754
Finance leases	30	30
Notes payable	69	-
Operating lease liabilities	-	50
Contigent consideration	175	175
Contract liabilities	847	791
Total current liabilities	2,671	2,886

Contract liabilities, net of current portion	420	423
Finance leases, net of current portion	78	86
Notes payable, net of current portion	1,926	-
Operating lease liabilities, net of current portion	1	1
Total liabilities	5,096	3,396

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,941,453 shares issued and outstanding as of March 31, 2020 and 14,884,755 shares issued
and outstanding as of December 31, 2019	15	15
Additional paid-in capital	62,589	62,400
Accumulated deficit	(57,888)	(58,028)
Total stockholders' equity	4,716	4,387

Total Liabilities and Stockholders' Equity	$9,812	$7,783

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended March 31,
	2020	2019
Service revenue	$3,488	$3,008
Product revenue	379	484
Total revenue	3,867	3,492

Operating expenses:
Cost of service revenue	970	877
Cost of product revenue	220	249
Selling and marketing	1,038	899
General and administrative	1,188	1,014
Research and development	270	212
Total operating expenses	3,686	3,251

Income from operations	181	241

Other income/(expense):
Interest income	1	1
Interest expense	(9)	(5)
Other income/(expense), net	(30)	5
Total other income/(expense), net	(38)	1

Income before income tax	143	242

Income tax provision	(3)	(3)

Net income	$140	$239

Earnings per common share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

Weighted-average common shares outstanding:
Basic	14,904,599	14,394,645
Diluted	16,262,886	15,139,858

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$140	$239
Adjustments to reconcile net income to net cash provided by/(used for) operating activities:
Depreciation and amortization	103	22
Share-based compensation	105	91
Changes in assets and liabilities:
Trade receivables	(54)	(165)
Contract assets	(6)	(4)
Equipment financing receivables	(102)	(94)
Inventories	153	(70)
Contract costs	(20)	(43)
Prepaid expenses	(323)	61
Income tax receivable	3	1
Other assets	(50)	15
Accounts payable and accrued expenses	(290)	138
Income tax payable	-	2
Contract liabilities	53	101
Net cash provided by/(used for) operating activities	(288)	294

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(528)	-
Net cash used for investing activities	(528)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(8)	(9)
Repayments made on notes payable	(5)	(40)
Proceeds from exercise of options	84	-
Net cash provided by/(used for) financing activities	71	(49)

NET INCREASE/(DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(745)	245

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	4,280	1,949

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$3,535	$2,194

Cash used during the year for:
Interest expense	$(9)	$(5)
Supplemental disclosure of non-cash investing and financing information:
Purchase of property and equipment with a note payable	$2,000	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended March 31,
	2020	2019
Revenue:
Cloud telecommunications	$3,711	$3,314
Web services	156	178
Consolidated revenue	3,867	3,492

Income from operations:
Cloud telecommunications	129	163
Web services	52	78
Total operating income	181	241
Other income/(expense), net:
Cloud telecommunications	(6)	(3)
Web services	(32)	4
Total other income/(expense), net	(38)	1
Income before income tax provision:
Cloud telecommunications	123	160
Web services	20	82
Income before income tax provision	$143	$242

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and amortization of intangibles. We define EBITDA as U.S. GAAP net income before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our May 5, 2020 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
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they do not reflect income taxes or the cash requirements for any tax payments;
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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
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while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
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other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income, , ,
(Unaudited),

	Three Months Ended March 31,
	2020	2019
	(In thousands)
U.S. GAAP net income	$140	$239
Share-based compensation	105	91
Amortization of intangible assets	30	13
Non-GAAP net income	$275	$343

Non-GAAP earnings per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02

Weighted-average common shares outstanding:
Basic	14,904,599	14,394,645
Diluted	16,262,886	15,139,858

Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
U.S. GAAP net income	$140	$239
Depreciation and amortization	103	22
Interest expense	9	5
Interest and other expense/(income)	29	(6)
Income tax provision	3	3
EBITDA	284	263
Share-based compensation	105	91
Adjusted EBITDA	$389	$354

Crexendo, Inc.
Steven G. Mihaylo
CEO
602-345-7777
Smihaylo@crexendo.com